Item 24(a)(3)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in the Exhibit included in Part C of this Post-Effective Amendment No. 19 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 11, 1996, relating to the financial statements of Fidelity Target Timeline 1999, Fidelity Target Timeline 2001, and Fidelity Target Timeline 2003, which is included in such Exhibit. We also consent to the reference to us under the heading "Auditor" in the Statement of Additional Information.


/s/Price Waterhouse LLP
Price Waterhouse LLP
Boston, Massachusetts
January 11, 1996